SECOND  AMENDMENT  TO  ASSIGNMENT

     THIS SECOND AMENDMENT TO ASSIGNMENT (the "Second Amendment") is made and entered into effective as of the 31st day of August 2012 by and between Keith D. Spickelmier ("Spickelmier") and Discovery Energy Corp., a Nevada corporation f/n/a "Santos Resource Corp." ("Discovery").

                              Recitals

     WHEREAS, Spickelmier executed and delivered to Discovery an assignment (the "Assignment"), whereby Spickelmier assigned to Discovery all of Spickelmier's rights under a legal document (as amended and restated on December 1, 2011, the "Liberty Agreement") with Liberty Petroleum Corporation ("Liberty") whereby Liberty granted to Spickelmier an exclusive right to negotiate an option to acquire exploration and drilling rights related to the PEL 512 prospect involving 584,651 gross acres in the "heart" of the Cooper Basin oil fairway in South Australia (the "Prospect"); and

     WHEREAS, the Assignment was first amended effective in April 18, 2012 by an instrument entitled "FIRST AMENDMENT TO ASSIGNMENT" (for purposes of the remainder of this Second Amendment, the term "Assignment" shall mean the Assignment as heretofore amended by said First Amendment); and

     WHEREAS, one of the items of consideration that Spickelmier is to receive pursuant to the Assignment is a convertible non-interest bearing promissory note with a principal amount of $55,000, payable in full one year after the issuance thereof, such principal to be convertible into 55.0 million shares ("Shares") of Discovery's common stock (at $0.001 per Share) at any time after Discovery has increased its authorized capital to at least 125.0 million Shares or has undertaken a reverse stock split in which at least two or more Shares are combined into one Share (the "Note"); and

     WHEREAS, the Note arrangement was undertaken because (at the time of the Assignment) Discovery did not have sufficient authorized but unissued Shares to issue 55.0 million Shares outright; and

     WHEREAS, since the time of the Assignment, Discovery has increased the number of its authorized but unissued Shares so that it now has sufficient authorized but unissued Shares to issue 55.0 million Shares outright, thereby rendering the Note arrangement moot; and

     WHEREAS, each of Discovery and Spickelmier desires to simplify the consideration structure originally provided by the Assignment, to extend a certain date in the Assignment, and to amend the Assignment upon the terms, provisions and conditions set forth hereinafter;
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                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements to amend the Assignment, Spickelmier and Discovery agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such terms in the Assignment):


     1.     Amendments  to the  Assignment.

     (a) The Assignment be and hereby is amended in all respects to take into account Discovery's new corporate name, and every reference in the Assignment to "Santos" shall be taken to be a reference to "Discovery."

     (b) Section 1.3(d) of the Assignment be and hereby is amended to read in its entirety as follows:

             "(d)     55.0  million  Shares  to be issued to Spickelmier upon
             notice from the Minister that the Minister has issued in the name of Discovery (or one of its affiliates) exploration and drilling rights for the Prospect."

     (c) Section 1.5 of the Assignment be and hereby is amended to read in its entirety as follows:

             "1.5     Failure to Issue License. If the Minister confirms in
             writing that it will not issue exploration and drilling rights for the Prospect in the name of Discovery, or has failed to issue exploration and drilling rights for the Prospect in the name of Discovery prior to November 30, 2012, whichever occurs first, then this Assignment shall terminate, Spickelmier shall return immediately to Discovery the 20.0 million Shares described in section 1.3(c) above, and Discovery shall have no further obligations under this Assignment or the Liberty Agreement."

     2. Miscellaneous. Except as otherwise expressly provided herein, the Assignment is not amended, modified or affected by this Second Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Assignment are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this Second Amendment becomes effective, the terms, "Assignment," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Assignment shall, except where the context otherwise requires, refer to the Assignment, as amended by this Second Amendment. This Second Amendment may be executed into one or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

                             [SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first day written above.

"SPICKELMIER"                         "DISCOVERY"

                                      DISCOVERY  ENERGY  CORP.,
                                      a  Nevada  corporation
_________________________________
     Keith  D.  Spickelmier
                                      By:_____________________________

                                      Name:___________________________

                                      Title:____________________________